First Horizon Corporation Reports Second Quarter Net Income Available to Common Shareholders of $295 Million,
or EPS of $0.53; $321 Million, or $0.58, on an Adjusted basis*

Second quarter 2021 ROTCE of 20.4% improved from 15.9% in first quarter 2021; Adjusted ROTCE of 22.2% improved from 20.2%*

Tangible book value per share of $10.74 up 4% from first quarter 2021

MEMPHIS, TN (July 16, 2021) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported second quarter 2021 net income available to common shareholders ("NIAC") of $295 million, or earnings per share of $0.53, compared with first quarter 2021 NIAC of $225 million, or earnings per share of $0.40. Second quarter 2021 results were reduced by a net $26 million after-tax, or $0.05 per share, of notable items largely related to the IBERIABANK Corporation Merger ("IBKC Merger") compared with a net $60 million after-tax reduction, or $0.11 per share, in first quarter 2021. Excluding notable items, adjusted second quarter 2021 NIAC of $321 million, or $0.58 per share, increased from $284 million, or $0.51 per share in first quarter.

“We demonstrated solid performance in the quarter with net income available to common shareholders of $295 million reflecting the benefit of improving overall economic conditions and credit quality, our diversified business model, and strong focus on execution despite challenging conditions across the banking industry," said President and Chief Executive Officer Bryan Jordan. “We remain focused on controlling the things we can control including expenses and deposit pricing and making investments that drive future growth. We are seeing increasing loan pipeline growth and expect demand and economic growth to pick up in the back half of the year as the economy continues to normalize.”

“It has been a little more than a year since we closed our merger with IBERIABANK,” Jordan continued, “I am extremely pleased with the progress we have made bringing two companies together and proud of our associates for their extraordinary efforts and unwavering commitment to our clients, communities and company.”

Notable and Unusual Items

Notable Items
Quarterly, Unaudited

($s in millions, except per share data)	2Q21	1Q21	2Q20

Summary of Notable Items:
Purchase accounting gain	$(2)	$1	$—
Merger/acquisition expense	(32)	(70)	(14)
Other notable expense	—	(10)	—
Total Notable items (pre-tax)	$(34)	$(79)	$(14)
Total Notable items (after-tax)	(26)	(60)	(12)
EPS impact of notable items	$(0.05)	$(0.11)	$(0.04)

Second quarter 2021 earnings were reduced by a net $26 million after-tax impact, or $0.05 per share, tied to notable items compared with a net $60 million impact, or $0.11 per share, in first quarter 2021. Second quarter notable items largely related to the IBKC Merger and include:
•$32 million of merger-related expense largely tied to IBKC merger integration costs.
•$(2) million purchase accounting gain adjustment related to the IBKC Merger.
•Pre-tax merger costs now expected to total ~$500 million, up ~$40 million, given increased complexity tied to product and capabilities enhancements, post-pandemic vendor and staffing constraints and accelerated branch closures/change in mix of branch types than initially planned.
*ROTCE, PPNR, and "Adjusted" results (which exclude notable items) are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 5 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 21.

Second Quarter 2021 Highlights*
•Total revenue of $781 million decreased 3% from first quarter 2021 levels driven by expected reductions in fixed income and mortgage banking fees and continued net interest income headwinds.
•Noninterest expense of $497 million decreased $47 million from first quarter 2021 driven by a $48 million decrease in notable items largely tied to the IBKC Merger. Adjusted noninterest expense of $465 million remained relatively stable with first quarter 2021 levels, in part reflecting the benefit of a $4 million increase in merger cost saves.
•Provision for credit losses benefit of $115 million improved $70 million from first quarter 2021, largely reflecting the impact of an improved macroeconomic outlook, positive credit migration, and reduced loan balances.
•Average interest earning assets of $81.0 billion increased $2.3 billion from first quarter 2021 largely as a $3.8 billion increase in excess cash was partially offset by a $1.4 billion decrease in loans given post-pandemic impacts on overall market conditions.
•Average deposits of $73.2 billion increased $2.2 billion, or 3%, from first quarter 2021 driven by a $2.1 billion increase in noninterest-bearing deposits largely reflecting the impact of stimulus checks and Payroll Protection Program ("PPP") loan funding.
•Allowance for credit losses to loans ratio of 1.57% decreased from 1.70% at March 31, 2021; the allowance for loan losses to nonperforming loans ratio of 237% increased from 232% at March 31, 2021.
•Net recoveries of 0.07% in second quarter 2021 compared to net charge-offs of 0.06% in first quarter 2021 reflecting continued improvement in overall asset quality; nonperforming loans of $344 million decreased 13% from $394 million and the nonperforming loan ratio of 0.61% improved from 0.67% as of March 31, 2021.
•Tangible book value per share of $10.74 at June 30, 2021 increased 4% from $10.30 at March 31, 2021 as robust net income was partially offset by the impact of capital return.
•ROCE of 15.5%; ROTCE of 20.4%; Adjusted ROTCE of 22.2%; CET 1 ratio of 10.3%; and total capital ratio of 13.2%.
•Returned $141 million of capital to common shareholders including dividends.
•Repurchased 3.1 million shares of common stock during the quarter.

Strategic Update
•Progress across key merger milestones including conversion of mortgage and retail brokerage platform.
•Achieved $92 million of annualized net cost saves in second quarter 2021; on track to deliver a targeted $200 million of annualized net cost saves.
•Completed the VirtualBank systems conversion in July 2021.
•Expect to fully integrate systems in the Fall of 2021.

COVID-19 Update
•Funded approximately $1.6 billion of new PPP loans in 2021 compared with $4.2 billion in full year 2020.
•Loans on deferral represented 0.7% of total loans excluding PPP as of June 30, 2021, stable with March 31, 2021 levels.

SUMMARY RESULTS, Continued
Quarterly, Unaudited

				2Q21 Change vs.
($s in millions, except per share and balance sheet data)	2Q21	1Q21	2Q20	1Q21			2Q20
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$545	$555	$349	$(10)		(2)	$196		56
Interest expense- taxable equivalent[1]	45	45	41	—		—	4		10
Net interest income- taxable equivalent	500	511	308	(11)		(2)	192		62
Less: Taxable-equivalent adjustment	3	3	3	—		—	—		—
Net interest income	497	$508	$305	$(11)		(2)	192		63
Noninterest income	285	298	206	(13)		(4)	79		38
Total revenue	781	806	512	(25)		(3)	269		53
Noninterest expense	497	544	321	(47)		(9)	176		55
Pre-provision net revenue[4]	284	262	191	22		8	93		49
Provision for credit losses[5]	(115)	(45)	121	(70)		NM	(236)		NM
Income before income taxes	399	307	69	92		30	330		NM
Provision for income taxes	88	71	13	17		24	75		NM
Net income	311	235	57	76		32	254		NM
Net income attributable to noncontrolling interest	3	3	3	—		—	—		5
Net income attributable to controlling interest	308	233	54	75		32	254		NM
Preferred stock dividends	13	8	2	5		63	11		NM
Net income available to common shareholders	$295	$225	$52	$70		31	$243		NM

Adjusted net income[5]	$337	$295	$68	$42		14	$269		NM
Adjusted net income available to common shareholders[5]	$321	$284	$64	$37		13	$257		NM
Common stock information
EPS	$0.53	$0.40	$0.17	$0.13		32	$0.36		NM
Adjusted EPS[5]	$0.58	$0.51	$0.20	$0.07		14	$0.38		NM
Diluted shares	557	558	313	(1)		—	244		78
Key performance metrics
Net interest margin	2.47%	2.63%	2.90%	(16)	bp		(43)	bp
Efficiency ratio	63.67	67.53	62.74	(386)			93
Adjusted efficiency ratio[6]	59.17	57.49	59.65	168			(48)
Effective income tax rate	22.03	23.24	18.40	(121)			363
Return on average assets	1.42	1.12	0.48	30			94
Adjusted return on average assets[6]	1.54	1.40	0.57	14			97
Return on average common equity (“ROCE")	15.45	12.01	4.50	344			1,095
Return on average tangible common equity (“ROTCE”)[6]	20.36	15.90	6.74	446			1,362
Adjusted ROTCE[6]	22.18	20.15	8.26	203			1,392
Noninterest income as a % of total revenue	36.43	37.00	40.32	(57)			(389)
Adjusted noninterest income as a % of total revenue[6]	36.49%	36.78%	40.12%	(29)	bp		(363)	bp
Balance Sheet (billions)
Average loans	$56.8	$58.2	$34.0	$(1.4)		(2)	$22.9		67
Average deposits	73.2	71.0	37.5	2.2		3	35.6		95
Average assets	87.6	85.4	47.9	2.2		3	39.6		83
Average common equity	$7.7	$7.6	$4.7	$0.1		1	$3.0		64
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.57%	1.70%	1.80%	(13)	bp		(23)	bp
Net charge-off ratio	(0.07)	0.06	0.20	(13)			(27)
Nonperforming loan and leases ratio	0.61%	0.67%	0.69%	(6)	bp		(8)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	10.33%	9.97%	9.25%	36	bp		108	bp
Tier 1	11.50	11.04	10.69	46			81
Total Capital	13.21	12.84	12.47	37			74
Tier 1 leverage	8.23%	8.20%	8.55%	3	bp		(32)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Second Quarter 2021 versus First Quarter 2021
Net interest income
Net interest income of $497 million declined $11 million from first quarter 2021. Results reflect the impact of a decrease in average loans, lower spreads and short-term rates partially offset by improved deposit costs. Net interest margin of 2.47% decreased from 2.63% in the prior quarter, largely driven by a 12 basis point reduction tied to excess cash. Core net interest margin, excluding the impact of net merger accounting accretion, PPP loans and excess cash, decreased 4 basis points largely reflecting the impact of lower loan balances partially offset by a reduction in deposit costs.

Noninterest income
Noninterest income of $285 million decreased $13 million from strong first quarter 2021 levels. Results reflect a decrease in fixed income and mortgage banking and title fees partially offset by higher card and digital banking fees, deferred compensation and other noninterest income. Fixed income average daily revenue decreased to $1.4 million from very strong first quarter 2021 levels reflecting a continued favorable operating environment including elevated liquidity and weak loan demand among depository customers.

Noninterest expense
Noninterest expense of $497 million decreased $47 million from first quarter 2021 driven by a net $48 million decrease in notable items largely related to the IBKC merger. Adjusted noninterest expense of $465 million was relatively stable with first quarter 2021 levels and included a $4 million benefit tied to incremental merger cost saves.

Loans and leases
Average loan and lease balances of $56.8 billion decreased $1.4 billion from first quarter 2021 reflecting an $813 million decrease in commercial and a $580 million decrease in consumer. Commercial loan trends largely reflected a $1.1 billion decrease in loans to mortgage companies partially offset by a $272 million increase in PPP balances. Period-end loans and leases of $56.7 billion decreased $1.9 billion from first quarter 2021 given a $1.6 billion decrease in commercial and a $311 million decrease in consumer. Period-end commercial loan trends largely reflected a $1.2 billion decrease in PPP loans and a $656 million decrease in loans to mortgage companies partially offset by an increase in other commercial categories.

Deposits
Average deposits of $73.2 billion increased $2.2 billion from first quarter 2021 driven by a $2.1 billion increase in noninterest-bearing deposits. Period-end deposits of $73.3 billion remained relatively stable with first quarter 2021 levels as a $673 million decrease in interest-bearing deposits was more than offset by an increase in non interest-bearing. Interest-bearing deposit costs of 20 basis points remained stable with first quarter 2021 levels, reflecting continued benefit of pricing discipline offset by reduced merger-related time deposit amortization benefits.

Asset quality
Provision for credit losses benefit of $115 million compared to a benefit of $45 million in first quarter 2021, largely reflecting the impact of an improved macroeconomic outlook, positive credit migration, and reduced loan balances.

Net recoveries of $10 million, or 7 basis points, improved from net charge-offs of $8 million, or 6 basis points, in first quarter 2021 reflecting continued improvement in overall asset quality.

Nonperforming loans of $344 million decreased $50 million from first quarter 2021 driven by a reduction in consumer real estate- secured and commercial and industrial categories. Second quarter 2021 allowance to nonperforming coverage ratio of 237% compared with 232% in first quarter 2021. Second quarter 2021 nonperforming loans to loans ratio of 61 basis points compared with 67 basis points in first quarter 2021.

The allowance for credit losses to loans ratio decreased to 1.57% from 1.70% in first quarter 2021 reflecting an overall improvement in the macroeconomic environment and asset quality.

Capital
CET1 ratio of 10.3% in second quarter 2021 improved from 10.0% in first quarter 2021. The improvement was driven by growth in retained earnings and a reduction in risk-weighted assets tied to lower loan balances; the increase was partially offset by capital return through share repurchases and dividends.
First Horizon returned $141 million in capital to common stockholders during the quarter including $57 million, or 3.1 million shares, of common stock repurchases.
In May, First Horizon issued $150 million of 4.70% Series F Preferred stock and announced the redemption of its $100 million 6.20% Series A Preferred stock and all related depository shares which subsequently redeemed in July.

Income taxes
The second quarter 2021 effective tax rate of 22.0% decreased from first quarter 2021 rate of 23.2%. On an adjusted basis, the effective tax rate of 22.2% in second quarter 2021 decreased from 23.4% in first quarter 2021.

Conference call information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on July 16 by dialing 1-888-317-6003 (if calling from the U.S.) or 412-317-6061 (if calling from outside the U.S) and entering access code 0216267. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast with the accompanying slide presentation at http://ir.fhnc.com/Event.

A replay of the call will be available beginning at noon CT on July 16 until midnight CT on July 30. To listen to the replay, dial 1-877-344-7529 (U.S. callers) or 412-317-0088 (international callers); the access code is 10156505. A replay of the webcast will also be available at http://ir.fhnc.com/Event and will be archived on the site for one year.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-

GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are interest income and interest expense on a taxable equivalent basis, pre-provision net revenue ("PPNR"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 21.

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						2Q21 Change vs.
($s in millions, except per share data)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Interest income - taxable equivalent[1]	$545	$555	$578	$601	$349	$(10)	(2)%	$196	56%
Interest expense- taxable equivalent[1]	45	45	53	66	41	—	—	4	10
Net interest income- taxable equivalent	500	511	525	535	308	(11)	(2)	192	62
Less: Taxable-equivalent adjustment	3	3	3	3	3	—	—	—	—
Net interest income	497	508	522	532	305	(11)	(2)	192	63
Noninterest income:
Fixed income	102	126	104	111	112	(24)	(19)	(10)	(9)
Mortgage banking and title	38	53	57	66	4	(15)	(28)	34	NM
Brokerage, trust, and insurance	35	33	31	30	22	2	6	13	60
Service charges and fees	54	53	53	50	35	1	2	19	53
Card and digital banking fees	21	17	18	17	12	4	24	9	77
Deferred compensation income	7	3	9	4	8	4	133	(1)	(14)
Other noninterest income[2]	27	15	16	546	12	12	80	15	118
Total noninterest income	285	298	288	823	206	(13)	(4)	79	38
Total revenue	781	806	810	1,355	512	(25)	(3)	269	53
Noninterest expense:
Personnel expense:
Salaries and benefits	191	196	200	201	111	(5)	(3)	80	71
Incentives and commissions	109	120	110	126	79	(11)	(9)	30	37
Deferred compensation expense	6	3	9	3	9	3	100	(3)	(36)
Total personnel expense	306	318	319	329	200	(12)	(4)	106	53
Occupancy and equipment[3]	75	76	76	77	46	(1)	(1)	29	62
Outside services	63	58	59	78	38	5	9	25	65
Amortization of intangible assets	14	14	15	15	5	—	—	9	NM
Other noninterest expense	40	78	39	89	31	(38)	(49)	9	29
Total noninterest expense	497	544	508	587	321	(47)	(9)	176	55
Pre-provision net revenue[4]	284	262	302	768	191	22	8	93	49
Provision for credit losses[5]	(115)	(45)	1	227	121	(70)	NM	(236)	NM
Income before income taxes	399	307	301	541	69	92	30	330	NM
Provision for income taxes	88	71	56	2	13	17	24	75	NM
Net income	311	235	245	539	57	76	32	254	NM
Net income attributable to noncontrolling interest	3	3	3	3	3	—	—	—	5
Net income attributable to controlling interest	308	233	242	536	54	75	32	254	NM
Preferred stock dividends	13	8	8	13	2	5	63	11	NM
Net income available to common shareholders	$295	$225	$234	$523	$52	$70	31%	$243	NM
Common Share Data
EPS	$0.54	$0.41	$0.42	$0.95	$0.17	$0.13	31	$0.37	NM
Basic shares	550	552	553	550	312	(2)	—	238	76
Diluted EPS	$0.53	$0.40	$0.42	$0.95	$0.17	$0.13	32	$0.36	NM
Diluted shares	557	558	557	551	313	(1)	—	244	78

Effective tax rate	22.0%	23.2%	18.7%	0.4%	18.4%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 9
Quarterly, Unaudited

						2Q21 Change vs.
($s in millions, except per share data)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Net interest income (FTE)[1]	$500	$511	$525	$535	$308	$(11)	(2)%	$192	62%
Adjusted noninterest income:
Fixed income	102	126	104	111	112	(24)	(19)	(10)	(9)
Mortgage banking and title	38	53	57	66	4	(15)	(28)	34	NM
Brokerage, trust, and insurance	35	33	31	30	22	2	6	13	59
Service charges and fees	54	53	53	50	35	1	2	19	54
Card and digital banking fees	21	17	18	17	12	4	24	9	75
Deferred compensation income	7	3	9	4	8	4	133	(1)	(13)
Adjusted other noninterest income	29	14	15	14	12	15	107	17	142
Adjusted total noninterest income	$287	$297	$288	$291	$206	$(10)	(3)%	$81	39%
Total revenue (FTE)[1]	$787	$808	$813	$826	$514	$(21)	(3)%	$273	53%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$191	$195	$200	$200	$107	$(4)	(2)%	$84	79%
Adjusted Incentives and commissions	93	99	89	91	79	(6)	(6)%	14	18
Deferred compensation expense	6	3	9	3	9	3	100%	(3)	(33)
Adjusted total personnel expense	290	297	298	294	195	(7)	(2)%	95	49
Adjusted occupancy and equipment[3]	75	72	74	73	46	3	4%	29	63
Adjusted outside services	56	54	52	46	33	2	4%	23	70
Adjusted amortization of intangible assets	13	13	14	14	5	—	—%	8	NM
Adjusted other noninterest expense	31	28	35	45	27	3	11%	4	15
Adjusted total noninterest expense	$465	$464	$474	$471	$307	$1	—%	$158	51%

Adjusted pre-provision net revenue[4]	$321	$343	$339	$355	$207	$(22)	(6)%	$114	55%

Adjusted provision for credit losses[5]	$(115)	$(45)	$1	$80	$121	$(70)	NM	$(236)	NM

Adjusted net income available to common shareholders	$321	$284	$255	$193	$64	$37	13%	$257	NM

Adjusted Common Share Data
Adjusted diluted EPS	$0.58	$0.51	$0.46	$0.35	$0.20	$0.07	14%	$0.38	NM
Diluted shares	557	558	557	551	313	(1)	—%	244	78%

Adjusted effective tax rate	22.2%	23.4%	20.7%	23.3%	18.3%
Adjusted ROTCE	22.2%	20.2%	18.2%	13.9%	8.3%
Adjusted efficiency ratio	59.2%	57.5%	58.3%	57.1%	59.7%
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	2Q21	1Q21	4Q20	3Q20	2Q20
Summary of Notable Items:
Purchase accounting gain	$(2)	$1	$1	$532	$—
Merger/acquisition non-PCD provision expense	—	—	—	(147)	—
Merger/acquisition expense*	(32)	(70)	(34)	(101)	(14)
Charitable contributions	—	—	—	(15)	—
Other notable expenses	—	(10)	—	—	—
Total notable items	$(34)	$(79)	$(33)	$269	$(14)
EPS impact of notable items	$(0.05)	$(0.11)	$(0.04)	$0.60	$(0.04)
Numbers may not foot due to rounding
*3Q20 includes $20 million of charitable contributions to establish the First Horizon Louisiana Foundation.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	2Q21	1Q21	4Q20	3Q20	2Q20
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$2	$(1)	$(1)	$(532)	$—
Total noninterest income	$2	$(1)	$(1)	$(532)	$—

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$—	$(1)	$(5)
Incentives and commissions	(16)	(21)	(21)	(34)	—
Deferred compensation expense	—	—	—	—	—
Total personnel expenses	(16)	(21)	(21)	(35)	(5)
Occupancy and equipment[3]	—	(4)	(2)	(4)	—
Outside services	(6)	(4)	(7)	(32)	(5)
Amortization of intangible assets	(1)	(1)	(1)	(1)	—
Other noninterest expense	(9)	(50)	(4)	(44)	(4)
Total noninterest expense	$(32)	$(80)	$(34)	$(116)	$(14)

Provision for credit losses	$—	$—	$—	$(147)	$—

Income before income taxes	$34	$79	$33	$(269)	$14
Provision for income taxes	8	19	13	61	3
Net income/(loss) available to common shareholders	$26	$60	$20	$(331)	$12
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						2Q21 change vs.
	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21			2Q20
FINANCIAL RATIOS						$/bp		%	$/bp		%
Net interest margin	2.47%	2.63%	2.71%	2.84%	2.90%	(16)	bp		(43)	bp
Return on average assets	1.42%	1.12%	1.16%	2.63%	0.48%	30			94
Adjusted return on average assets[6]	1.54%	1.40%	1.26%	1.01%	0.57%	14			97
Return on average common equity (“ROCE”)	15.45%	12.01%	12.53%	28.49%	4.50%	344			1,095
Return on average tangible common equity (“ROTCE”)[6]	20.36%	15.90%	16.73%	37.75%	6.74%	446			1,362
Adjusted ROTCE[5]	22.18%	20.15%	18.18%	13.90%	8.26%	203			1,392
Noninterest income as a % of total revenue	36.43%	37.00%	35.61%	60.72%	40.32%	(57)			(389)
Adjusted noninterest income as a % of total revenue[6]	36.49%	36.78%	35.42%	35.20%	40.12%	(29)			(363)
Efficiency ratio	63.67%	67.53%	62.71%	43.31%	62.74%	(386)			93
Adjusted efficiency ratio[6]	59.17%	57.49%	58.34%	57.06%	59.65%	168			(48)

CAPITAL DATA
CET1 capital ratio*	10.33%	9.97%	9.68%	9.21%	9.25%	36	bp		108	bp
Tier 1 capital ratio*	11.50%	11.04%	10.74%	10.25%	10.69%	46	bp		81	bp
Total capital ratio*	13.21%	12.84%	12.57%	12.05%	12.47%	37	bp		74	bp
Tier 1 leverage ratio*	8.23%	8.20%	8.24%	8.25%	8.55%	3	bp		(32)	bp
Risk-weighted assets (“RWA”) (billions)	$61.7	$62.3	$63.1	$64.5	$37.4	$(1)		(1)%	$24		65%
Total equity to total assets	9.74%	9.49%	9.86%	9.81%	10.71%	25	bp		(97)	bp
Tangible common equity/tangible assets (“TCE/TA”)[6]	6.87%	6.64%	6.89%	6.78%	6.63%	23	bp		24	bp
Period-end shares outstanding (millions)	551	552	555	555	312	(2)		—	239		76%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—
Book value per common share	$14.07	$13.65	$13.59	$13.30	$14.96	$0.42		3	$(0.89)		(6)%
Tangible book value per common share[6]	$10.74	$10.30	$10.23	$9.92	$9.99	$0.44		4%	$0.75		8%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	77.36%	80.09%	83.21%	87.28%	86.62%	(274)	bp		(927)	bp
Loans-to-deposit ratio (average balances)	77.68%	82.02%	85.90%	89.59%	90.52%	(434)	bp		(1,284)	bp
Full-time equivalent associates	8,145	8,284	8,466	8,121	5,006	(139)		(2)%	3,139		63%
Certain previously reported amounts have been reclassified to agree with current presentation
*Current quarter is an estimate.
See footnote disclosures on page 20.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						2Q21 change vs.
(In millions)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$32,528	$33,951	$33,103	$33,656	$21,394	$(1,423)	(4)%	$11,134	52%
Commercial real estate	12,292	12,470	12,275	12,511	4,813	(178)	(1)	7,479	NM
Total Commercial	44,820	46,421	45,379	46,167	26,207	(1,601)	(3)	18,613	71
Consumer real estate	10,864	11,053	11,725	12,328	6,052	(189)	(2)	4,812	79
Credit card and other[7]	1,002	1,126	1,128	1,212	449	(124)	(11)	553	123
Total Consumer	11,867	12,178	12,853	13,540	6,502	(311)	(3)	5,365	83
Loans and leases, net of unearned income	56,687	58,600	58,232	59,707	32,709	(1,913)	(3)	23,978	73
Loans held for sale	977	811	1,022	1,051	746	166	20	232	31
Investment securities	8,398	8,361	8,057	8,006	5,486	36	—	2,912	53
Trading securities	1,035	1,076	1,176	1,386	1,116	(41)	(4)	(82)	(7)
Interest-bearing deposits with banks	13,451	11,635	8,351	5,443	3,136	1,816	16	10,315	NM
Federal funds sold and securities purchased under agreements to resell	622	520	445	593	415	102	20	207	50
Total interest earning assets	81,170	81,004	77,284	76,186	43,608	166	—	37,562	86
Cash and due from banks	1,303	1,169	1,203	1,075	604	134	11	699	116
Goodwill and other intangible assets, net	1,836	1,850	1,864	1,876	1,552	(14)	(1)	284	18
Premises and equipment, net	714	719	759	756	448	(5)	(1)	266	59
Allowance for loan and lease losses	(815)	(914)	(963)	(988)	(538)	99	11	(277)	(52)
Other assets	3,700	3,685	4,063	4,125	2,970	15	—	730	25
Total assets	$87,908	$87,513	$84,209	$83,030	$48,645	$395	—%	$39,264	81%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$27,416	$27,023	$27,324	$26,573	$13,532	$392	1%	$13,883	103%
Time deposits	4,304	4,653	5,070	5,526	2,656	(349)	(8)	1,648	62
Other interest-bearing deposits	15,728	16,444	15,415	14,925	9,784	(716)	(4)	5,944	61
Total interest-bearing deposits	47,447	48,120	47,810	47,025	25,972	(673)	(1)	21,476	83
Trading liabilities	531	454	353	477	233	77	17	298	128
Short-term borrowings	2,246	2,203	2,198	2,142	2,392	43	2	(146)	(6)
Term borrowings	1,672	1,671	1,670	2,162	2,032	1	—	(360)	(18)
Total interest-bearing liabilities	51,896	52,448	52,030	51,805	30,628	(552)	(1)	21,268	69
Noninterest-bearing deposits	25,833	25,046	22,173	21,384	11,788	787	3	14,045	119
Other liabilities	1,613	1,712	1,699	1,696	1,020	(99)	(6)	593	58
Total liabilities	79,343	79,206	75,903	74,885	43,436	137	—	35,906	83
Shareholders' Equity:
Preferred stock	520	470	470	470	240	50	11	280	116
Common stock	344	345	347	347	195	(1)	—	149	76
Capital surplus	4,997	5,036	5,073	5,061	2,941	(39)	(1)	2,056	70
Retained earnings	2,613	2,402	2,261	2,111	1,672	211	9	941	56
Accumulated other comprehensive loss, net	(203)	(242)	(140)	(140)	(135)	39	16	(68)	(51)
Combined shareholders' equity	8,270	8,012	8,012	7,849	4,913	258	3	3,357	68
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,566	8,307	8,307	8,144	5,208	259	3	3,358	64
Total liabilities and shareholders' equity	$87,908	$87,513	$84,209	$83,030	$48,645	$395	—%	$39,263	81%
Memo:
Total Deposits	$73,281	$73,167	$69,982	$68,409	$37,759	$114	—%	$35,521	94%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						2Q21 change vs.
(In millions)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$32,540	$33,279	$34,196	$34,051	$22,694	$(739)	(2)%	$9,846	43%
Commercial real estate	12,350	12,424	12,400	12,414	4,710	(74)	(1)	7,640	NM
Total Commercial	44,890	45,703	46,596	46,465	27,404	(813)	(2)	17,486	64
Consumer real estate	10,926	11,400	12,030	12,444	6,087	(474)	(4)	4,839	79
Credit card and other[7]	1,013	1,119	1,194	1,209	476	(106)	(9)	537	113
Total Consumer	11,939	12,519	13,224	13,653	6,564	(580)	(5)	5,375	82
Loans and leases, net of unearned income	56,829	58,222	59,820	60,118	33,968	(1,393)	(2)	22,861	67
Loans held-for-sale	734	842	1,030	985	731	(109)	(13)	2	—
Investment securities	8,401	8,320	8,213	8,590	4,541	81	1	3,860	85
Trading securities	1,322	1,418	1,292	1,194	1,420	(96)	(7)	(98)	(7)
Interest-bearing deposits with banks	13,051	9,269	6,201	3,616	1,620	3,782	41	11,431	NM
Federal funds sold and securities purchased under agreements to resell	648	599	440	500	422	49	8	226	54
Total interest earning assets	80,984	78,670	76,995	75,002	42,702	2,313	3	38,281	90
Cash and due from banks	1,267	1,250	1,204	1,028	562	17	1	705	126
Goodwill and other intangibles assets, net	1,843	1,857	1,871	1,794	1,555	(14)	(1)	288	19
Premises and equipment, net	714	755	765	747	452	(40)	(5)	263	58
Allowances for loan and lease losses	(884)	(949)	(985)	(980)	(476)	65	7	(408)	(86)
Other assets	3,635	3,817	3,959	4,093	3,140	(182)	(5)	495	16
Total assets	$87,559	$85,401	$83,809	$81,683	$47,934	$2,158	3%	$39,625	83%

Liabilities and shareholders' equity:
Deposits:
Savings	$27,238	$27,370	$27,090	$25,648	$14,118	$(132)	—%	$13,119	93%
Time deposits	4,487	4,836	5,386	5,783	2,836	(349)	(7)	1,651	58
Other interest-bearing deposits	16,029	15,491	15,057	14,771	9,256	538	3	6,773	73
Total interest-bearing deposits	47,754	47,697	47,534	46,202	26,211	57	—	21,543	82
Trading liabilities	560	518	367	360	352	42	8	207	59
Short-term borrowings	2,248	2,280	2,113	2,469	2,603	(32)	(1)	(356)	(14)
Term borrowings	1,672	1,670	1,913	2,172	1,426	1	—	246	17
Total interest-bearing liabilities	52,233	52,164	51,926	51,202	30,593	69	—	21,640	71
Noninterest-bearing deposits	25,404	23,284	22,105	20,904	11,316	2,119	9	14,088	125
Other liabilities	1,463	1,603	1,568	1,505	908	(139)	(9)	556	61
Total liabilities	79,100	77,052	75,600	73,611	42,816	2,049	3	36,284	85
Shareholders' Equity:
Preferred stock	513	470	470	468	150	43	9	363	NM
Common stock	345	346	347	345	195	(1)	—	150	77
Capital surplus	5,023	5,061	5,902	5,041	2,941	(38)	(1)	2,082	71
Retained earnings	2,499	2,336	1,346	2,025	1,672	163	7	827	49
Accumulated other comprehensive loss, net	(217)	(161)	(151)	(103)	(135)	(56)	(35)	(81)	(60)
Combined shareholders' equity	8,164	8,054	7,914	7,777	4,822	110	1	3,341	69
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,459	8,349	8,209	8,072	5,118	110	1	3,341	65
Total liabilities and shareholders' equity	$87,559	$85,401	$83,809	$81,683	$47,934	$2,158	3%	$39,625	83%
Memo:
Total Deposits	$73,158	$70,981	$69,639	$67,106	$37,526	$2,177	3%	$35,631	95%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											2Q21 change vs.
	2Q21		1Q21		4Q20		3Q20		2Q20		1Q21		2Q20
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense
											$	%	$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$380	3.39	$382	3.39	$406	3.46	$419	3.59	$243	3.56	$(3)	(1)%	$137	56%
Consumer	118	3.99	127	4.13	129	3.89	141	4.11	65	4.00	(9)	(7)	53	81
Loans and leases, net of unearned income	498	3.52	510	3.55	535	3.56	560	3.70	308	3.65	(11)	(2)	190	62
Loans held-for-sale	7	3.94	7	3.16	8	3.22	8	3.36	7	3.61	1	9	—	4
Investment securities	29	1.39	28	1.41	27	1.29	25	1.21	25	2.23	1	3	4	15
Trading securities	7	2.03	7	2.03	7	2.05	6	2.08	9	2.48	—	(7)	(2)	(25)
Interest-bearing deposits with banks	3	0.10	2	0.10	2	0.10	1	0.09	—	0.09	1	41	3	NM
Federal funds sold and securities purchased under agreements	—	(0.06)	—	(0.12)	—	0.03	—	0.04	—	(0.06)	—	45	—	NM
Interest income	$545	2.70	$555	2.86	$578	2.99	$601	3.19	$349	3.29	$(10)	(2)%	$196	56%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$11	0.16	$13	0.19	$18	0.27	$25	0.38	$13	0.36	$(2)	(15)%	$(2)	(18)%
Time deposits	7	0.65	6	0.47	6	0.44	10	0.70	9	1.31	2	29	(2)	(19)
Other interest-bearing deposits	6	0.15	6	0.16	7	0.18	7	0.20	3	0.13	—	(1)	3	96
Total interest-bearing deposits	24	0.20	24	0.20	31	0.26	42	0.36	25	0.38	—	(1)	(1)	(5)
Trading liabilities	2	1.17	1	0.73	1	0.78	1	0.77	1	1.11	1	75	1	68
Short-term borrowings	1	0.22	1	0.21	1	0.23	1	0.20	1	0.22	—	3	—	24
Term borrowings	18	4.38	18	4.39	20	4.16	22	3.98	14	3.96	—	—	4	31
Interest expense	45	0.34	45	0.34	53	0.40	66	0.51	41	0.54	—	1	4	10
Net interest income - tax equivalent basis	500	2.36	511	2.52	525	2.59	535	2.68	308	2.75	(11)	(2)	192	63
Fully taxable equivalent adjustment	(3)	0.11	(3)	0.11	(3)	0.12	(3)	0.16	(3)	0.15	—	(2)	—	(1)
Net interest income	$497	2.47	$508	2.63	$522	2.71	$532	2.84	$305	2.90	$(11)	(2)%	$192	63%

Memo:
Total loan yield		3.52%		3.55%		3.56%		3.70%		3.65%
Total deposit cost		0.13%		0.14%		0.18%		0.25%		0.27%
Total funding cost		0.23%		0.24%		0.28%		0.36%		0.40%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					2Q21 change vs.
(In millions, except ratio data)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$122	$144	$144	$213	$127	$(22)	(15)%	$(5)	(4)%
Commercial real estate	70	67	58	51	2	3	4	68	NM
Consumer real estate	149	180	182	180	96	(32)	(18)	52	54
Credit card and other	2	2	2	3	—	—	—	2	NM
Total nonperforming loans and leases	$344	$394	$386	$447	$226	$(50)	(13)%	$118	52%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.38%	0.42%	0.43%	0.63%	0.60%
Commercial real estate	0.57	0.54	0.48	0.41	0.04
Consumer real estate	1.37	1.63	1.56	1.46	1.59
Credit card and other	0.24	0.22	0.18	0.24	0.06
Total nonperforming loans and leases to loans and leases	0.61%	0.67%	0.66%	0.75%	0.69%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					2Q21 change vs.
(In millions)	2Q21	1Q21	4Q20	3Q30	2Q20	1Q21		2Q20
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$1	$—	$—	$—	$—	$1	NM	$1	NM
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	12	12	15	14	13	(1)	(6)	(1)	(8)
Credit card and other	1	—	1	1	1	1	136	—	(25)
Total loans and leases 90 days or more past due and accruing	$14	$13	$16	$15	$14	$1	8%	$—	(3)%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					2Q21 change vs.
(In millions, except ratio data)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$2	$15	$35	$69	$18	$(14)	(88)%	$(16)	(90)%
Commercial real estate	—	3	—	4	—	(3)	(98)	—	18
Consumer real estate	1	1	1	2	2	(1)	(51)	(1)	(65)
Credit card and other	3	3	4	4	3	—	9	1	19
Total gross charge-offs	$6	$23	$40	$78	$23	$(17)	(75)%	$(17)	(75)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(5)	$(6)	$(4)	$(3)	$(1)	$1	20%	$(4)	NM
Commercial real estate	(1)	(2)	(1)	(2)	—	1	61	—	NM
Consumer real estate	(8)	(6)	(5)	(5)	(4)	(2)	(30)	(4)	(109)
Credit card and other	(2)	(1)	(1)	(1)	(1)	(1)	(65)	(1)	(75)
Total gross recoveries	$(16)	$(15)	$(12)	$(12)	$(6)	$(1)	(4)%	$(9)	(147)%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$(3)	$10	$31	$66	$17	$(12)	(130)%	$(20)	(117)%
Commercial real estate	(1)	2	(1)	1	—	(2)	(130)	—	NM
Consumer real estate	(8)	(5)	(4)	(3)	(2)	(3)	(53)	(6)	NM
Credit card and other	1	2	2	3	2	—	(27)	—	(19)
Total net charge-offs	$(10)	$8	$29	$67	$17	$(18)	NM	$(26)	NM

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	(0.04)%	0.12%	0.36%	0.77%	0.30%
Commercial real estate	(0.02)	0.06	(0.02)	0.04	(0.01)
Consumer real estate	(0.28)	(0.18)	(0.12)	(0.11)	(0.13)
Credit card and other	0.51	0.65	0.68	0.83	1.35
Total loans and leases	(0.07)%	0.06%	0.19%	0.44%	0.20%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					2Q21 Change vs.
(In millions)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$914	$963	$988	$538	$444	$(49)	(5)%	$470	106%
Acquired purchased credit deteriorated allowance for loan and lease losses:
Commercial, financial, and industrial (C&I)	—	—	—	138	—	—	NM	—	NM
Commercial real estate	—	—	—	100	—	—	NM	—	NM
Consumer real estate	—	—	—	44	—	—	NM	—	NM
Credit card and other	—	—	—	5	—	—	NM	—	NM
Total acquired purchased credit deteriorated allowance for loan and lease losses	—	—	—	287	—	—	NM	—	NM
Charge-offs:
Commercial, financial, and industrial (C&I)	(2)	(15)	(35)	(69)	(18)	14	88	16	90
Commercial real estate	—	(3)	—	(4)	—	3	98	—	(18)
Consumer real estate	(1)	(1)	(1)	(2)	(2)	1	51	1	65
Credit card and other	(3)	(3)	(4)	(4)	(3)	—	(9)	(1)	(19)
Total charge-offs	(6)	(23)	(40)	(78)	(23)	17	75	17	75
Recoveries:
Commercial, financial, and industrial (C&I)	5	6	4	3	1	(1)	(20)	4	NM
Commercial real estate	1	2	1	2	—	(1)	(61)	—	NM
Consumer real estate	8	6	5	5	4	2	30	4	109
Credit card and other	2	1	1	1	1	1	65	1	75
Total Recoveries	16	15	12	12	6	1	4	9	147
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)*	(60)	(1)	(5)	99	81	(59)	NM	(142)	NM
Commercial real estate*	(22)	(8)	34	52	10	(14)	NM	(32)	NM
Consumer real estate*	(26)	(26)	(27)	74	19	(1)	(3)	(45)	NM
Credit card and other*	—	(6)	3	5	—	6	101	—	(79)
Total provision for loan and lease losses*:	(109)	(41)	4	230	110	(68)	NM	(219)	NM
Allowance for loan and lease losses - ending	$815	$914	$963	$988	$538	$(99)	(11)%	$277	52%

Reserve for unfunded commitments - beginning	$81	$85	$89	$50	$39	$(4)	(5)%	$41	105%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	(1)	41	—	—	NM	—	NM
Provision for unfunded commitments	(6)	(4)	(3)	(3)	11	(2)	(50)	(17)	NM
Reserve for unfunded commitments - ending	$75	$81	$85	$89	$50	$(6)	(7)	$24	48
Total allowance for credit losses- ending	$890	$995	$1,048	$1,077	$588	$(105)	(11)%	$301	51%
Numbers may not foot due to rounding. * 3Q20 includes $30 million, $44 million, $70 million, and $3 million recognized within the C&I, Commercial real estate, Consumer real estate, and Credit card and other loan and leases portfolios, respectively, of provision expense associated with the recognition of Non-PCD provision related to mergers/acquisitions.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	2Q21	1Q21	4Q20	3Q20	2Q20

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.18%	1.30%	1.37%	1.45%	1.49%
Commercial real estate	1.71%	1.86%	1.97%	1.66%	1.19%
Consumer real estate	1.87%	2.00%	2.07%	2.15%	2.38%
Credit card and other	1.71%	1.63%	2.34%	2.11%	4.03%
Total allowance for loans and lease losses to loans and leases	1.44%	1.56%	1.65%	1.65%	1.64%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	314%	307%	315%	230%	250%
Commercial real estate	300%	345%	415%	407%	2,771%
Consumer real estate	136%	123%	133%	147%	149%
Credit card and other	725%	749%	1,313%	890%	7,114%
Total allowance for loans and lease losses to nonperforming loans and leases	237%	232%	249%	221%	238%

REGIONAL BANKING
Quarterly, Unaudited

						2Q21 Change vs.
	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21			2Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$442	$427	$430	$448	$211	$15		4%	$231		109%
Noninterest income	108	99	105	97	69	9		9	39		57%
Total revenue	551	526	535	545	280	25		5	271		97%
Noninterest expense	278	272	306	301	164	6		2	114		70%
Pre-provision net revenue[4]	272	254	229	244	116	18		7	156		134%
Provision for credit losses[5]	(89)	(32)	(2)	194	102	(57)		NM	(191)		NM
Income before income tax expense	361	286	231	50	13	75		26	348		NM
Income tax expense	84	66	53	9	1	18		27	83		NM
Net income	$276	$220	$178	$41	$12	$56		25%	$264		NM

Average Balances (billions)
Total loans and leases	$39.9	$40.1	$40.6	$41.6	$19.1	$(0.2)		—%	$20.8		109%
Interest-earning assets	40.0	40.1	40.6	41.5	19.1	(0.1)		—	20.9		109
Total assets	42.2	42.4	43.0	43.7	21.0	(0.2)		—	21.2		101
Total deposits	64.9	62.1	60.8	59.3	30.2	2.8		5	34.7		115

Key Metrics
Net interest margin[8]	4.47%	4.34%	4.24%	4.32%	4.50%	13	bp		(3)	bp
Efficiency ratio	50.57%	51.64%	57.24%	55.23%	58.61%	(107)	bp		(804)	bp
Loans-to-deposits ratio (period-end balances)	59.85%	62.45%	65.29%	68.07%	62.34%	(260)	bp		(249)	bp
Loans-to-deposits ratio (average-end balances)	61.51%	64.52%	66.84%	70.05%	63.11%	(301)	bp		(160)	bp
Return on average assets (annualized)	2.63%	2.10%	1.65%	0.37%	0.24%	53	bp		239	bp
Return on allocated equity[9]	30.32%	24.07%	17.98%	4.32%	2.57%	625	bp		2,775	bp
Financial center locations	490	490	492	493	269	—		—%	221		82%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						2Q21 Change vs.
	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21			2Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$153	$158	$173	$161	$130	$(5)		(3)%	$23		18%
Noninterest income	150	185	167	181	124	(35)		(19)	26		21
Total revenue	303	344	339	342	254	(41)		(12)	49		19
Noninterest expense	146	154	135	137	111	(8)		(5)	35		32
Pre-provision net revenue[4]	156	189	205	205	143	(33)		(17)	13		9
Provision for credit losses[5]	(21)	(7)	11	34	18	(14)		NM	(39)		NM
Income before income tax expense	177	196	194	171	125	(19)		(10)	52		42
Income tax expense	43	47	47	42	31	(4)		(9)	12		39
Net income	$134	$149	$147	$129	$94	$(15)		(10)%	$40		43%

Average Balances (billions)
Total loans and leases	$16.0	$17.2	$18.2	$17.6	$14.0	$(1.2)		(7)%	$2.0		14%
Interest-earning assets	18.8	20.2	21.1	20.3	16.7	(1.4)		(7)	2.1		13
Total assets	20.1	21.5	22.5	21.7	18.0	(1.4)		(7)	2.0		11
Total deposits	5.5	5.3	4.9	4.4	3.6	0.2		3	1.9		54

Key Metrics
Fixed income product average daily revenue (thousands)	$1,425	$1,885	$1,505	$1,545	$1,592	$(460)		(24)%	$(167)		(10)%
Net interest margin[8]	3.26%	3.18%	3.26%	3.16%	3.14%	8	bp		12	bp
Efficiency ratio	48.30%	44.88%	39.72%	40.18%	43.81%	342	bp		449	bp
Loans-to-deposits ratio (period-end balances)	308%	318%	371%	405%	375%	(1,025)	bp		(6,729)	bp
Loans-to-deposits ratio (average-end balances)	293%	325%	375%	399%	393%	(3,217)	bp		(10,076)	bp
Return on average assets (annualized)	2.69%	2.81%	2.60%	2.37%	2.10%	(12)	bp		59	bp
Return on allocated equity[9]	31.89%	33.70%	32.30%	29.78%	27.27%	(181)	bp		462	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						2Q21 Change vs.
	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21		2Q20
						$	%	$	%
Income Statement (millions)
Net interest income/(expense)	$(99)	$(77)	$(81)	$(77)	$(36)	$(22)	(29)%	$(63)	NM
Noninterest income[2]	27	13	17	545	14	14	108	13	93
Total revenues	(72)	(64)	(64)	468	(23)	(8)	(13)	(49)	NM
Noninterest expense	73	118	67	148	46	(45)	(38)	27	59
Pre-provision net revenue[4]	(145)	(182)	(131)	319	(68)	37	20	(77)	(113)
Provision for credit losses[5]	(6)	(6)	(7)	(1)	1	—	—	(7)	NM
Income before income tax expense	(139)	(176)	(124)	321	(69)	37	21	(70)	(101)
Income tax expense (benefit)	(39)	(43)	(44)	(48)	(19)	4	9	(20)	(105)
Net income/(loss)	$(100)	$(133)	$(80)	$369	$(50)	$33	25%	$(50)	(100)%

Average Balance Sheet (billions)
Interest bearing assets	$22.2	$18.4	$15.3	$13.2	$6.9	$3.8	20%	$15.3	NM
Total assets	25.3	21.5	18.3	16.3	8.9	3.8	18	16.4	NM
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 3Q20 includes a $532 million purchase accounting gain from FHN's merger with IBERIABANK.
3 Occupancy and Equipment expense includes Computer Software Expense.
4 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
5 Beginning in 3Q20 FHN began recording credit expense on unfunded commitments as a component of provision for credit losses. Prior period amounts have been reclassified from other noninterest expense.
6 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 21.
7 Credit card and other includes an insignificant amount of commercial credit card balances.
8 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
9 Segment equity is allocated based on an internal allocation methodology.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	2Q21	1Q21	4Q20	3Q20	2Q20

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,566	$8,307	$8,307	$8,144	$5,208
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	520	470	470	470	240
(B) Total common equity	$7,750	$7,541	$7,541	$7,378	$4,673
Less: Intangible assets (GAAP) (b)	1,836	1,850	1,864	1,876	1,552
(C) Tangible common equity (Non-GAAP)	$5,914	$5,691	$5,677	$5,502	$3,120

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$87,908	$87,513	$84,209	$83,030	$48,645
Less: Intangible assets (GAAP) (b)	1,836	1,850	1,864	1,876	1,552
(E) Tangible assets (Non-GAAP)	$86,072	$85,663	$82,345	$81,154	$47,092

Period-end Shares Outstanding
(F) Period-end shares outstanding	551	552	555	555	312

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.74%	9.49%	9.86%	9.81%	10.71%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.87%	6.64%	6.89%	6.78%	6.63%
(B)/(F) Book value per common share (GAAP)	$14.07	$13.65	$13.59	$13.30	$14.96
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.74	$10.30	$10.23	$9.92	$9.99
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	2Q21			1Q21			4Q20			3Q20			2Q20
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$542	$3	$545	$552	$3	$555	$574	$3	$578	$598	$3	$601	$347	$3	$349
Interest expense- FTE	45	—	45	45	—	45	53	—	53	66	—	66	41	—	41
Net interest income- FTE	497	3	500	508	3	511	522	3	525	532	3	535	305	3	308
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	3	3
Net interest income	497	—	497	508	—	508	522	—	522	532	—	532	305	—	305
Noninterest income:
Fixed income	102	—	102	126	—	126	104	—	104	111	—	111	112	—	112
Mortgage banking and title	38	—	38	53	—	53	57	—	57	66	—	66	4	—	4
Brokerage, trust, and insurance	35	—	35	33	—	33	31	—	31	30	—	30	22	—	22
Service charges and fees	54	—	54	53	—	53	53	—	53	50	—	50	35	—	35
Card and digital banking fees	21	—	21	17	—	17	18	—	18	17	—	17	12	—	12
Deferred compensation income	7	—	7	3	—	3	9	—	9	4	—	4	8	—	8
Other noninterest income	27	2	29	15	(1)	14	16	(1)	15	546	(532)	14	12	—	12
Total noninterest income	285	2	287	298	(1)	297	288	(1)	288	823	(532)	291	206	—	206
Total revenue	781	2	784	806	(1)	805	810	(1)	810	1,355	(532)	823	512	—	512
Noninterest expense:
Personnel expense:
Salaries and benefits	191	—	191	196	—	195	200	—	200	201	(1)	200	111	(5)	107
Incentives and commissions	109	(16)	93	120	(21)	99	110	(21)	89	126	(34)	91	79	—	79
Deferred compensation expense	6	—	6	3	—	3	9	—	9	3	—	3	9	—	9
Total personnel expense	306	(16)	290	318	(21)	297	319	(21)	298	329	(35)	294	200	(5)	195
Occupancy and equipment	75	—	75	76	(4)	72	76	(2)	74	77	(4)	73	46	—	46
Outside services	63	(6)	56	58	(4)	54	59	(7)	52	78	(32)	46	38	(5)	33
Amortization of intangible assets	14	(1)	13	14	(1)	13	15	(1)	14	15	(1)	14	5	—	5
Other noninterest expense	40	(9)	31	78	(50)	28	39	(4)	35	89	(44)	45	31	(4)	27
Total noninterest expense	497	(32)	465	544	(80)	464	508	(34)	474	587	(116)	471	321	(14)	307
Pre-provision net revenue	284	34	318	262	79	340	302	33	335	768	(416)	352	191	14	205
Provision for credit losses	(115)	—	(115)	(45)	—	(45)	1	—	1	227	(147)	80	121	—	121
Income before income taxes	399	34	433	307	79	386	301	33	334	541	(269)	272	69	14	84
Provision for income taxes	88	8	96	71	19	90	56	13	69	2	61	63	13	3	15
Net income	311	26	337	235	60	295	245	20	265	539	(331)	208	57	12	68
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	308	26	334	233	60	292	242	20	262	536	(331)	205	54	12	66
Preferred stock dividends	13	—	13	8	—	8	8	—	8	13	—	13	2	—	2
Net income available to common shareholders	$295	$26	$321	$225	$60	$284	$234	$20	$255	$523	$(331)	$193	$52	$12	$64
Common Stock Data
EPS	$0.54	$(0.05)	$0.58	$0.41	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35	$0.17	$(0.04)	$0.21
Basic shares	550		550	552		552	553		553	550		550	312		312
Diluted EPS	$0.53	$(0.05)	$0.58	$0.40	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35	$0.17	$(0.04)	$0.20
Diluted shares	557		557	558		558	557		557	551		551	313		313
Memo:
Total Revenue-FTE (Non-GAAP)	$781	$5	$787	$806	$2	$808	$810	$2	$813	$1,355	$(529)	$826	$512	$3	$514
PPNR-FTE (Non-GAAP)	$284	$37	$321	$262	$82	$343	$302	$36	$339	$768	$(414)	$355	$191	$17	$207
Amounts adjusted for notable items as detailed on page 9. Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		2Q21	1Q21	4Q20	3Q20	2Q20

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$295	$225	$234	$523	$52
Plus Tax effected notable items (Non-GAAP) (a)		26	60	20	(331)	12
Adjusted net income available to common shareholders (Non-GAAP)	b	$321	$284	$255	$193	$64

Diluted Shares (GAAP)	c	557	558	557	551	313

Diluted EPS (GAAP)	a/c	$0.53	$0.40	$0.42	$0.95	$0.17
Adjusted diluted EPS (Non-GAAP)	b/c	$0.58	$0.51	$0.46	$0.35	$0.20

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$311	$235	$245	$539	$57
Plus Tax effected notable items (Non-GAAP) (a)		26	60	20	(331)	12
Adjusted NI (Non-GAAP)		$337	$295	$265	$208	$68

NI (annualized) (GAAP)	d	$1,247	$955	$974	$2,144	$228
Adjusted NI (annualized) (Non-GAAP)	e	$1,353	$1,198	$1,055	$829	$275

Average assets (GAAP)	f	$87,559	$85,401	$83,809	$81,683	$47,934

ROA (GAAP)	d/f	1.42%	1.12%	1.16%	2.63%	0.48%
Adjusted ROA (Non-GAAP)	e/f	1.54%	1.40%	1.26%	1.01%	0.57%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$1,182	$911	$933	$2,082	$210
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$1,288	$1,154	$1,013	$767	$257

Average Common Equity (GAAP)	i	$7,651	$7,583	$7,444	$7,309	$4,673
Intangible Assets (GAAP) (b)		1,843	1,857	1,871	1,794	1,555
Average Tangible Common Equity (Non-GAAP)	j	$5,808	$5,726	$5,573	$5,515	$3,117

ROCE (GAAP)	g/i	15.45%	12.01%	12.53%	28.49%	4.50%
ROTCE (Non-GAAP)	g/j	20.36%	15.90%	16.73%	37.75%	6.74%
Adjusted ROTCE (Non-GAAP)	h/k	22.18%	20.15%	18.18%	13.90%	8.26%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		2Q21	1Q21	4Q20	3Q20	2Q20

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$285	$298	$288	$823	$206
Plus notable items (GAAP) (a)		2	(1)	(1)	(532)	—
Adjusted noninterest income (Non-GAAP)	l	$287	$297	$288	$291	$206

Revenue (GAAP)	m	$781	$806	$810	$1,355	$512
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		784	809	813	1,358	514
Plus notable items (GAAP) (a)		2	(1)	(1)	(532)	—
Adjusted revenue (Non-GAAP)	n	$787	$808	$813	$826	$514

Noninterest income as a % of total revenue (GAAP)	k/m	36.43%	37.00%	35.61%	60.72%	40.32%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	36.49%	36.78%	35.42%	35.20%	40.12%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$497	$544	$508	$587	$321
Plus notable items (GAAP) (a)		(32)	(80)	(34)	(116)	(14)
Adjusted noninterest expense (Non-GAAP)	p	$465	$464	$474	$471	$307

Revenue (GAAP)	q	$781	$806	$810	$1,355	$512
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		784	809	813	1,358	514
Plus notable items (GAAP) (a)		2	(1)	(1)	(532)	—
Adjusted revenue (Non-GAAP)	r	$787	$808	$813	$826	$514

Efficiency ratio (GAAP)	o/q	63.67%	67.53%	62.71%	43.31%	62.74%
Adjusted efficiency ratio (Non-GAAP)	p/r	59.17%	57.49%	58.34%	57.06%	59.65%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.